AMENDED AND RESTATED BYLAWS

OF

Tower international, Inc.

The Amended and Restated Bylaws of Tower International, Inc. (the “Company”) have been approved by the Board of Directors of the Company, effective January 3, 2014.

WHEREAS, the Board of Directors has deemed it advisable and in the best interest of the Company to adjust the minimum number of members of each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors from three to two; and

WHEREAS, the Company has ceased to be a “controlled company” (as defined by the New York Stock Exchange) and, as a result, the Board of Directors has deemed it advisable and in the best interest of the Company to amend the Bylaws.

Accordingly, the Bylaws of the Company are hereby amended and restated to read in its entirety as follows:

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware until changed in accordance with applicable law.

Section 1.2 Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Meetings of Stockholders. All meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Company. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that one or more stockholders’ meeting shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2.2 Annual Stockholders’ Meeting. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 2.3 Special Meeting of Stockholders. Special meetings of the stockholders may be called at any time only by (a) the Chairman or (b) the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to stockholders.

Section 2.4 Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy and entitled to vote thereon may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 2.5 Vote Required for Stockholder Action.

(a)      When a quorum is present at any meeting, the vote of the holders of a majority of the stock entitled to vote on the matter present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law of the State of Delaware (the “DGCL”), or the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(b)      Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at a meeting and voting for nominees in the election of directors.

Section 2.6 Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Company at the beginning of each meeting in order to be counted in any vote at the meeting. Unless provided otherwise in the Certificate of Incorporation or the Certificate of Designations for any series of preferred stock of the Company, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Company on the record date set by the Board of Directors as provided in Section 2.8 hereof. If the Certificate of Incorporation or such Certificate of Designations provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Section 2.7 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of any such meeting shall be given which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Company.

Section 2.8 Fixing Date for Determination of Stockholders of Record.

(a)      In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)      In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)      Unless otherwise restricted by the Certificate of Incorporation, in order that the Company may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.9 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 2.9 to examine the list required by this Section 2.9 or to vote in person or by proxy at any meeting of stockholders.

Section 2.10 Nomination of Directors.

(a)      Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 2.10 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.10 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)      Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must provide Timely Notice (as defined in Section 2.11) thereof in writing and in proper form to the Secretary of the Company. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if such special meeting is announced later than the ninetieth day prior to the date of such special meeting, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.11) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)      To be in proper form for purposes of this Section 2.10, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.11(c)(i), except that for purposes of this Section 2.10 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.11(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.11(c)(ii), except that for purposes of this Section 2.10 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.11(c)(ii) and the disclosure in clause (L) of Section 2.11(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.10 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.11(c)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.10(e); and

(iv) The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the Company’s Corporate Governance Guidelines or otherwise or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 2.10, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(d)      Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Company unless nominated in accordance with this Section 2.10. In addition, unless otherwise required by law, if the Nominating Person (or a qualified representative of the Nominating Person) does not appear at the annual or special meeting of stockholders of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section, to be considered a qualified representative of the Nominating Person, a person must be a duly authorized officer, manager or partner of such Nominating Person or must be authorized by a writing executed by such Nominating Person or an electronic transmission delivered by such Nominating Person to act for such Nominating Person as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.10, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(e)      To be eligible to be a nominee for election as a director of the Company, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.10) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Company, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(f)      In addition to the requirements of this Section 2.10 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or any Certificate of Designation relating thereto.

Section 2.11 Notice of Business at Annual Meetings.

(a)      At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board of Directors or any authorized committee thereof, (ii) brought before the meeting by or at the direction of the Board of Directors or any authorized committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 2.11 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.11 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors or any authorized committee thereof, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.10 and this Section 2.11 shall not be applicable to nominations except as expressly provided in Section 2.10.

(b)      Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must provide Timely Notice thereof in writing and in proper form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or in the case of the first annual meeting of stockholders of the Company, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if such annual meeting is announced later than the ninetieth day prior to the date of such annual meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)      To be in proper form for purposes of this Section 2.11, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Company, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Company and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Company and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Company held by such Proposing Person, (H) any direct or indirect interest of such Proposing Person in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (J) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Company (including their names), and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Company (including their names) in connection with the proposal of such business by such stockholder; and

(iv) a representation that the Proposing Person intends to appear in person or by proxy at the meeting to propose such business.

For purposes of this Section 2.11, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(d)      Unless otherwise required by law, if the Proposing Person (or a qualified representative of the Proposing Person) does not appear at the annual meeting of stockholders of the Company to present such Proposing Person’s proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section, to be considered a qualified representative of the Proposing Person, a person must be a duly authorized officer, manager or partner of such Proposing Person or must be authorized by a writing executed by such Proposing Person or an electronic transmission delivered by such Proposing Person to act for such Proposing Person as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.11. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.11, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e)      This Section 2.11 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.11 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.11 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f)      For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.12 Conduct of Meetings.

(a)      Meetings of stockholders shall be presided over by the Chairman, if any, or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)      The Board of Directors of the Company may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Company as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)      The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)      In advance of any meeting of stockholders, the Board of Directors, the Chairman or the Chief Executive Officer shall, if required by applicable law, appoint one or more inspectors or election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Company. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

DIRECTORS

Section 3.1 Number; Classes; Qualification. Subject to the rights of any holders of any series of Preferred Stock to elect directors, the Board of Directors shall consist of no less than three (3) and no more than fifteen (15) members. The total number of authorized directors shall be fixed from time to time within such range by a duly adopted resolution of the Board of Directors. The Board of Directors (other than those directors elected by holders of any series of Preferred Stock) shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of authorized directors. Directors need not be stockholders of the Company.

Section 3.2 Initial Terms; Subsequent Terms.

(a)      The initial term of office of directors of:

(i) Class I shall expire at the first annual meeting of stockholders held after effectiveness of Section 5.1 of the Certificate of Incorporation;

(ii) Class II shall expire at the second annual meeting of stockholders held after effectiveness of Section 5.1 of the Certificate of Incorporation; and

(iii) Class III shall expire at the third annual meeting of stockholders held after effectiveness of Section 5.1 of the Certificate of Incorporation.

(b)      Each subsequent term of office of each class shall expire at each third succeeding annual meeting of stockholders after the election of the directors of such class. Subject to the provisions of the Certificate of Incorporation, each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.3 Chairman. The Board shall elect from its members a Chairman, which Chairman shall preside at all meetings of the stockholders and the directors. The Chairman shall serve in such capacity until his or her successor is elected by the Board or until his or her earlier resignation or removal from the Board. He or she shall also perform such other duties the Board may assign to him or her from time to time.

Section 3.4 Resignation; Removal; Vacancies. Any director may resign at any time upon written or electronic notice to the Company. Unless otherwise specified in such written or electronic notice, a resignation shall take effect upon delivery of such written or electronic notice to the Company. It shall not be necessary for a resignation to be accepted before it becomes effective. Subject to the rights of any holders of any preferred stock of the Company then outstanding and the Certificate of Incorporation:

(a) any director may be removed from office at any time, but only with cause and only if approved (1) by the affirmative vote of the stockholders having the right to vote at least two-thirds (2/3) in voting power of the outstanding Voting Stock, voting together as a single class, or (2) if the Board of Directors recommends to the stockholders removal of a director for cause, by the affirmative vote of stockholders having the right to vote at least a majority in voting power of the outstanding Voting Stock, voting together as a single class;

(b) except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

(c) any director elected to fill a vacancy not resulting from an increase in the total number of authorized directors shall have the same remaining term as that of his or her predecessor. Any director elected to fill a vacancy resulting from an increase in the total number of authorized directors shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the Class to which such director has been elected expires, and until such director’s respective successor is elected, except in the case of the death, resignation, or removal of such director.

Section 3.5 Management of Company. The property and business of the Company shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.6 Location of Meetings; Books and Records. The directors may hold their meetings and have one or more offices, and keep the books and records of the Company outside of the State of Delaware.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman on forty-eight (48) hours’ notice to each director, either personally or by mail or by electronic transmission; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

Section 3.9 Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 3.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.11 Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the amount and form (cash or equity) of compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES

Section 4.1 Creation. The Board of Directors may, by resolution, designate one or more committees, each such committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 4.2 Powers. Any such committee, to the extent provided by the resolution of the Board of Directors or as provided in the Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Company.

Section 4.3 Committee Rules. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, as it may deem necessary. The Secretary of any committee need not be the Secretary of the Company.

Section 4.4 Standing Committees. The following committees of the Board of Directors shall be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) an Audit Committee; (b) a Compensation Committee, and (c) a Nominating and Corporate Governance Committee.

Section 4.5 Audit Committee. The Audit Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Company’s common stock is listed. Meetings of the Audit Committee may be called at any time by the Chairman or Secretary of the Audit Committee, and shall be called whenever two or more members of the Audit Committee so request in writing. The Audit Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Audit Committee.

Section 4.6 Compensation Committee. The Compensation Committee shall consist of at least two (2) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Company’s common stock is listed. Meetings of the Compensation Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever one or more members of the Committee so request in writing. The Compensation Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Compensation Committee.

Section 4.7 Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least two (2) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Company’s common stock is listed. Meetings of the Nominating and Corporate Governance Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever one or more members of the Committee so request in writing. The Nominating and Corporate Governance Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Nominating and Corporate Governance Committee.

Section 4.8 Appointment of Committee Members. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors shall appoint or shall establish a method of appointing the members of committees established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of stockholders.

Section 4.9 Appointment of Absentee Committee Members. In the absence or disqualification of any member of any committee established by the Board of Directors the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member provided that such director meets applicable legal standards.

ARTICLE V

OFFICERS

Section 5.1 Designations. The officers of this Company shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, Chief Financial Officer and Secretary. The Company may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chief Operating Officer, Treasurer, Controller, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article 5 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.2 Election and Term of Office. The Board of Directors, at its first meeting, and at its first meeting after each annual meeting of stockholders, shall choose the officers of the Company. The officers of the Company shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5.3 Compensation. The salaries of all executive officers of the Company shall be fixed by the Board of Directors or the Compensation Committee.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the stockholders. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, the Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Company. He or she shall keep the Board appropriately informed of the business and affairs of the Company. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a Company and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 5.5 President. Subject to such supervisory powers, if any, as may be given by the Board to the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and other officers of the Company. The President shall have the general powers and duties of management usually vested in the office of President of a Company and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. If, for any reason, the Company does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers.

Section 5.6 Chief Operating Officer. The Chief Operating Officer shall supervise the operation of the Company, subject to the policies and directions of the Board. He or she shall provide for the proper operation of the Company and oversee the internal interrelationship amongst any and all departments of the Company. He or she shall submit to the Chief Executive Officer, the President, the Chairman and the Board timely reports on the operations of the Company.

Section 5.7 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Company. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, the President, the Chief Operating Officer, the Chairman and the Board timely statements of the accounts of the Company and the financial results of the operations thereof. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board and the Chief Executive Officer. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

Section 5.8 Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 5.9 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall keep in safe custody the seal of the Company, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

Section 5.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys, and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company.

Section 5.11 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.12 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.13 Controller. The Controller, if one shall be appointed, shall establish and maintain the accounting records of the Company in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Company and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or any Vice President of the Company may prescribe. In the absence of a named Controller, the Chief Financial Officer shall also have the powers and duties of the Controller as hereinafter set forth and shall be authorized and empowered to sign as Controller in any case where such officer’s signature is required.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Certificates; Direct Registration System. Shares of the Company’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with the DGCL. The Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Company.

Section 6.2 Transfers of Stock; Lost, Stolen or Destroyed Certificates. Transfers of shares of stock of the Company shall be made on the books of the Company after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the Company in such manner as it shall require and/or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Company, and to appoint and remove transfer agents and registrars of transfers.

Section 6.3 Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

INDEMNIFICATION AND ADVANCEMENT

Section 7.1 Mandatory Indemnitee. The Company shall indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) a director or officer of the Company, or, while a director or office of the Company, is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity (each of the foregoing, a “Mandatory Indemnitee”), other than in respect of actions initiated or commenced by such Mandatory Indemnittee not related to the enforcement of such Mandatory Indemnitee’s rights under this Article VII.

Section 7.2. Permissive Indemnitee. The Company may indemnify any person who was or is a party in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by or in the right of the Company, by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) an employee or agent of the Company or, while serving as an employee or agent of the Company, is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, or other enterprise, by reason of any action alleged to have been taken or omitted in such capacity (each of the foregoing, a “Permissive Indemnitee”).

Section 7.3 Indemnity. With respect to Mandatory Indemnitees, the Company shall, and with respect to Permissive Indemnitees, the Company may, to the fullest extent permitted by law, indemnify such persons against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit, or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor, (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.4 Successful Defense. To the extent that any Mandatory Indemnitee or Permissive Indemnitee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 7.1 or 7.2, or in defense of any claim, issue, or matter therein, such person shall (or in the case of Permissive Indemnitees may) be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith to the fullest extent permitted by law.

Section 7.5 Determination That Indemnification Is Proper. A Mandatory Indemnitee shall be presumed to have met the applicable standard of conduct set forth in Section 7.3 entitling him or her to indemnification under Section 7.1 hereof, and, in any proceeding by such Mandatory Indemnitee against the Company to enforce such indemnification rights, the Company shall have the burden of proving that such Mandatory Indemnitee has not met such standard.

Any indemnification of a Mandatory Indemnitee or Permissive Indemnitee (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.3. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

(a) by the majority vote of the Board of Directors who were not parties to such action, suit, or proceeding even though less than a quorum;

(b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

(c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(d) by the stockholders.

Section 7.6 Advance Payment of Expenses. Expenses incurred by a Mandatory Indemnitee in defending a civil or criminal action, suit, or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Mandatory Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article VII. Such expenses incurred by a Permissive Indemnitee may be so paid upon receipt of an undertaking by or on behalf of such Permissive Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article VII and such other terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Company’s legal counsel to represent any Mandatory Indemnitee or Permissive Indemnitee in any action, suit, or proceeding, whether or not the Company is a party to such action, suit or proceeding.

Section 7.7 Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each Mandatory Indemnitee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Mandatory Indemnitee.

Section 7.8 Preservation of Other Rights. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in any such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Subject to the limitations set forth in Section 7.7, the Company may enter into an agreement with any of its directors, officers, employees, or agents, or any person serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise, including employee benefit plans, providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify, or limit any right to indemnification or advancement of expenses created by this Article VII.

Section 7.9 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7.10 Severability. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Mandatory Indemnitee and may indemnify each Permissive Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgment, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.11 Subrogation. Except as may otherwise be provided in an agreement between the Company and a Mandatory Indemnitee or a Permissive Indemnitee, in the event of payment of indemnification to a Mandatory Indemnitee or Permissive Indemnitee, the Company shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Company, shall execute all documents and do all things that the Company may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Company to effectively enforce any such recovery.

Section 7.12 No Duplication of Payments. The Company shall not be liable under this Article VII to make any payment in connection with any claim made against a Mandatory Indemnitee or Permissive Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 7.13 Effect of Amendment. Any amendment, repeal, or modification of any provision of this Article VII shall be prospective only, and shall not adversely affect any right or protection conferred on any person pursuant to this Article VII existing at the time that the events giving rise to the protections conferred pursuant to this Article VII have occurred, regardless of whether the events giving rise to such protections are the subject of any proceeding described in Sections 7.1 or 7.2 or whether any person has sought the protections of this Article VII, prior to any such amendment repeal or modification of this Article VII.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 8.2 Reserve for Dividends. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interests of the Company, and the directors may abolish any such reserve.

Section 8.3 Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or other employee or employees as the Board of Directors may from time to time designate.

Section 8.4 Fiscal Year. The fiscal year of the Company shall be the calendar year.

Section 8.5 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.6 Notice. Whenever, under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or by electronic transmission, addressed to such director or stockholder, at his address as it appears on the records of the Company, with, if by mail, postage thereon prepaid, and such notice, if by mail, shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 8.7 Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.8 Interested Director or Officer Transactions. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other Company, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendment or Repeal by Board of Directors. Except as provided by applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority vote of the members of the Board of Directors present and voting at any duly convened regular or special meeting of the Board of Directors.

Section 9.2 Amendment or Repeal by Stockholders. Except as provided in Sections 7.7 and 7.13 of these Bylaws these Bylaws may be altered or repealed, in whole or in part, by the affirmative vote of stockholders having the right to vote at least two-thirds (2/3) in voting power of the outstanding Voting Stock, voting together as a single class.

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